TORTOISE CAPITAL PRIVATE ENERGY AND INFRASTRUCTURE FUND

CERTIFICATE OF TRUST

OCT 24 2025

THIS IS TO CERTIFY THAT:

FIRST: The undersigned trustee does hereby form a statutory trust pursuant to the Maryland Statutory Trust Act.

SECOND: The name of the statutory trust (the "Trust") is:

Tortoise Capital Private Energy and Infrastructure Fund

THIRD: The name and business address of the Trust's resident agent are The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville, Maryland 21093.

FOURTH: The address of the Trust's principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville, Maryland 21093.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties for perjury that, to the best of such trustee's knowledge and belief, the facts stated herein are true.

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CUST ID:0004036667
WORK ORDER:0005253241
DATE:10-24-2025 01:40 PM
AMT. PAID:$569.00

IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust this 23rd day of October, 2025.

TRUSTEE: OCT 24 2025

Tom Florence